Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of First Foundation Inc. of our report dated February 26, 2021, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of First Foundation Inc. for the years ended December 31, 2020 and 2019, and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/ Eide Bailly, LLP

San Ramon, California

August 3, 2021